UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2021

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, TX 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2021, iBio, Inc. (the “Company”) entered into a series of agreements with RubrYc Theraputics, Inc. (“RubrYc”) described in more detail below whereby in exchange for a $5 million investment in RubrYc, a potential further investment of $2.5 million, potential future milestones and royalties, the Company acquired:

•	A worldwide exclusive license to certain antibodies that RubrYc develops under what it calls its RTX-003 campaign, which are promising immuno-oncology antibodies that bind to the CD25 protein without interfering with the IL-2 signaling pathway thereby potentially depleting T regulatory (T reg) cells while enhancing T effector (T eff) cells and encouraging the immune system to attack cancer cells
•	Options for iBio to license additional antibodies developed using RubrYc’s artificial intelligence-based antibody discovery platform
•	Preferred stock in RubrYc

RTX -003 Collaboration and License Agreement

On August 23, 2021, the Company entered into a Collaboration and License Agreement (the “RTX-003 License Agreement”) with RubrYc whereby the Company will further develop RubrYc’s immuno-oncology antibodies in its RTX-003 campaign. The RTX-003 antibodies were developed for their potential to bind to the CD25 protein without interfering with the IL-2 signaling pathway, thus supporting tumor immunity. The RTX-003 License Agreement provides that the Company is solely responsible for worldwide research and development activities for development of the RTX-003 antibodies for use in pharmaceutical products in all fields. Contingent upon receipt by RubrYc of funding of its Series A-2 preferred stock offering (see below), during the term of the RTX-003 License Agreement, RubrYc granted the Company an exclusive worldwide sublicensable royalty-bearing license under the patents controlled by RubrYc that cover the RTX-003 antibodies. The commercial license exclusively permits the Company to research, develop, make, have made, manufacture, use, distribute, sell, offer for sale, import, and export antibodies in RubrYc’s RTX-003 campaign.

Under the terms and conditions of the RTX-003 License Agreement, the Company agreed to use commercially reasonable efforts to develop and commercialize RTX-003 antibodies. If the Company fails to achieve certain timing milestones for starting GMP manufacturing and dosing human patients under an IND, the Company could be required to make a payment to RubrYc on the date the milestone is missed and on each anniversary of such date until the milestone is achieved, provided that the milestone was missed due to the Company’s failure to exercise commercially reasonable efforts.

iBio Development Milestones
Successful 1st run GMP manufacture first licensed product
1st patient dosed under a licensed product

Under the terms of the RTX-003 License Agreement, RubrYc is eligible to receive from the Company up to an aggregate of $15 million in clinical development and regulatory milestone payments for RTX-003 upon achievement of the following four clinical milestones:

•	5th patient dosed in a Phase I clinical study;
•	5th patient dosed in a Phase II clinical study;
•	4th patient dosed in a Phase III clinical study (payable in cash or Company stock, at Company’s discretion) and
•	First commercial sale (payable in cash or Company stock, at Company’s discretion).

RubrYc will also be entitled to receive royalties in the mid-single digits on net sales of RTX-003 antibodies, subject to adjustment under certain circumstances. Royalties are payable on a country-by-country basis until the latest to occur of: (i) the last-to-expire of specified patent rights in such country; (ii) expiration of marketing or regulatory exclusivity in such country; or (iii) ten (10) years after the first commercial sale of a product in such country, provided that no biosimilar product has been approved in such country.

If either the Company or RubrYc materially breaches the RTX-003 License Agreement and does not cure such breach within 60 days (or 30 days in the event of non-payment), the non-breaching party may terminate the RTX-003 License Agreement in its entirety. Either party may also terminate the RTX-003 License Agreement, effective immediately upon written notice, if the other party files for bankruptcy, is dissolved or has a receiver appointed for substantially all of its property. RubrYc may terminate the RTX-003 License Agreement if the Company or its sublicensees challenges the validity or enforceability of any of RubrYc’s Licensed Patents subject to certain exceptions. The Company may terminate the RTX-003 License Agreement in its entirety for any or no reason upon ninety (90) days’ written notice to RubrYc. In addition, if RubrYc is unable to complete a financing with proceeds of a certain agreed upon amount by a set time defined in the RTX-003 License Agreement, the Company may terminate the RTX-003 License Agreement upon written notice to RubrYc within thirty (30) days of the end of such period. Effective upon such termination, among other things, RubrYc shall assign to the Company exclusive ownership of the RTX-003, including all relevant intellectual property rights.

Collaboration, Option and License Agreement

On August 23, 2021, the Company entered into a Collaboration, Option and License Agreement (the “Collaboration Agreement”) with RubrYc, whereby the Company and RubrYc will collaborate for up to five years to discover and develop novel antibody therapeutics using RubrYc’s artificial intelligence discovery platform. Antibody targets for the collaboration may be agreed upon pursuant to written collaboration plans approved by a joint steering committee comprised of two representatives of each party. In addition, RubrYc has granted the Company an exclusive option to obtain a worldwide sublicensable commercial license with respect to each of the lead product candidates resulting from such collaboration programs (the “Selected Compounds”). The Company has agreed to pay RubrYc for each Selected Compound as it achieves various milestones in addition to royalties the Company would owe if it were commercialized.

Under the terms and conditions of the Collaboration Agreement, in the event the option is exercised by the Company, the Company has various diligence obligations including that it will use commercially reasonable efforts to (i) develop Selected Compounds for use in pharmaceutical products (the “Collaboration Products”); and (ii) commercialize the Collaboration Products. The Company is also required to meet a series of development milestones for each Collaboration Product. Failure to achieve the milestones will result in a payment to RubrYc on the date the milestone is missed and on each anniversary of such date until the milestone is achieved, provided that the milestone was missed due to the Company’s failure to exercise commercially reasonable efforts.

iBio Development Milestones per Collaboration Product per Program
Successful 1st run GMP manufacture of the first Collaboration Product
Initiate IND enabling studies for such Collaboration Product
1st patient dosed under such Collaboration Product

Under the terms of the Collaboration Agreement, RubrYc is eligible to receive from the Company up to an aggregate of $15 million in clinical development and regulatory milestone payments for each Collaboration Product that achieves the following:

1)	5th patient dosed in a Phase I clinical study;
2)	5th patient dosed in a Phase II clinical study;
3)	4th patient dosed in a Phase III clinical study (payable in cash or Company stock, at Company’s discretion) and
4)	First commercial sale (payable in cash or Company stock, at Company’s discretion).

RubrYc will also be entitled to receive tiered royalties ranging from low- to mid-single digits on net sales of Collaboration Products, subject to adjustment under certain circumstances. Royalties are payable on a country-by-country and collaboration product-by-collaboration product basis until the latest to occur of: (i) the last-to-expire of specified patent rights in such country; (ii) expiration of marketing or regulatory exclusivity in such country; or (iii) ten (10) years after the first commercial sale of a product in such country, provided that no biosimilar product has been approved in such country.

If either the Company or RubrYc materially breaches the Collaboration Agreement and does not cure such breach within 60 days (or 30 days in the event of non-payment), the non-breaching party may terminate the Agreement in its entirety. Either party may also terminate the Collaboration Agreement, effective immediately upon written notice, if the other party files for bankruptcy, is dissolved or has a receiver appointed for substantially all of its property. RubrYc may terminate the Collaboration Agreement if the Company, its affiliates or its sublicensees challenges the validity or enforceability of any of RubrYc’s patents covering any of the licensed compounds or products. The Company may terminate the Collaboration Agreement in its entirety, or with respect to a program, collaboration or Selected Compound for any or no reason upon ninety (90) days’ written notice to RubrYc.

In addition, if RubrYc is unable to complete a financing with proceeds of a certain agreed upon amount by a set time defined in the Collaboration Agreement, the Company may terminate the Collaboration Agreement upon written notice to RubrYc within thirty (30) days of the end of such period. Effective upon such termination, among other things, RubrYc shall assign to the Company exclusive ownership of the Collaboration Hit Candidates (as defined in the Collaboration Agreement) that are in the then-current (un-terminated) discovery collaboration plans, including all relevant intellectual property rights.

The Stock Purchase Agreement and Related Financing Documents

In connection with the entry into the Collaboration Agreement and RTX-003 License Agreement, the Company also entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with RubrYc whereby it purchased 1,909,563 shares of RubrYc’s Series A-2 preferred stock “Series A-2 Preferred”) for $5,000,000 and agreed to acquire an additional 954,782 shares of RubrYc’s Series A-2 Preferred for $2,500,000 in the event certain conditions set forth in the Stock Purchase Agreement are satisfied as of December 1, 2021. In connection with the Stock Purchase Agreement, the Company entered into the RubrYc Therapeutics, Inc. Second Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), RubrYc Therapeutics, Inc. Second Amended and Restated Voting Agreement (the “Voting Agreement”) and the RubrYc Therapeutics, Inc. Second Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Right of First Refusal and Co-Sale Agreement”).

The rights, preferences of and privileges of the RubrYc Series A-2 Preferred Stock (“Series A-2 Preferred”) are set forth in the Third Amended and Restated Certificate of Incorporation of RubrYc Therapeutics, Inc. (the “Amended RubrYc COI”), and include a preferential eight percent (8%) dividend, senior rights on liquidation, the right to elect a Series A-2 Preferred director for as long as the Company holds at least 1,500,000 shares of RubrYc stock, the right to vote on an as-converted basis, certain anti-dilution and other protective provisions, the right to convert the Series A-2 Preferred into shares of RubrYc common stock at the Company’s option, and mandatory conversion of the Series A-2 Preferred into shares of RubrYc common stock upon (a) the closing of a firm-commitment underwritten public offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, for shares of RubrYc common stock at a per share price of at least five (5) times the Series A-2 Original Issue Price (as defined in the Amended RubrYc COI) and resulting in at least $30,000,000 of gross proceeds to RubrYc or (b) such other date, time or event, specified by vote or written consent of the majority of the aggregate voting power, on an as-converted basis, of the RubrYc Series A preferred stock (“Series A Preferred” and together with the Series A-2 Preferred, the “Senior Preferred Stock”) and Series A-2 Preferred.

The Right of First Refusal and Co-Sale Agreement gives RubrYc the right of first refusal on stock sales by key holders, generally defined as founders, and a second right of first refusal and a co-sale right to specified other investors, including certain holders of Senior Preferred Stock and the Company.

The Investors’ Rights Agreement provides the holders of Senior Preferred Stock with, among things: (i) demand registration rights, under specified circumstances; (ii) piggyback registration rights in the event of a company registered offering; (iii) lock-up and market-standoff obligations following a registered underwritten public offering; (iv) preemptive rights on company offered securities; and (v) additional protective covenants that require the approval at least two of the three directors elected by the holders of the Senior Preferred Stock ..

Pursuant to the Voting Agreement, certain RubrYC stockholders are contractually obligated to, among other things, vote for and maintain the authorized number of directors at five members, one of which the Company has the contractual right to elect subject to the conditions set forth above.

The foregoing summary descriptions of the Collaboration Agreement, the RTX-003 License Agreement, the Stock Purchase Agreement, the Investors’ Rights Agreement, the Voting Agreement, the Right of First Refusal and Co-Sale Agreement and Amended RubrYc COI are not complete and are qualified in their entirety by reference to the full text of the Collaboration Agreement, the Collaboration and License Agreement, the Stock Purchase Agreement, the Investor Rights Agreement, the Voting Agreement, the Right of First Refusal and Co-Sale Agreement and Amended RubrYc COI, a copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 and 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1 †*	Collaboration, Option and License Agreement, dated August 23, 2021, by and between iBio, Inc. and RubrYc Therapeutics, Inc.
10.2 †*	Collaboration and License Agreement, dated August 23, 2021, by and between iBio, Inc. and RubrYc Therapeutics, Inc.
10.3†*	Stock Purchase Agreement, dated August 23, 2021, by and between iBio, Inc. and RubrYc Therapeutics, Inc.
10.4†*	Second Amended and Restated Investor Rights Agreement, dated August 23, 2021, by and among RubrYc Therapeutics, Inc. and certain investors
10.5†*	Second Amended and Restated Voting Agreement, dated August 23, 2021, by and among RubrYc Therapeutics, Inc. and certain investors
10.6†*	Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated August 23, 2021, by and among RubrYc Therapeutics, Inc. and certain investors
99.1	Third Amended and Restated Certificate of Incorporation of RubrYc Therapeutics, Inc.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

†The Company has omitted certain portions of the Collaboration, Option and License Agreement and the Collaboration and License Agreement, Stock Purchase Agreement, Investors’ Rights Agreement, Voting Agreement, and Right of First Refusal and Co-Sale Agreement in accordance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish unredacted copies of these Exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO, INC.

Date: August 27, 2021	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer